UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2023

Adhera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8000 Innovation Parkway Baton Rouge, LA	70820
(Address of principal executive offices)	(Zip Code)

(919)-518-3748

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 10, 2023, Adhera Therapeutics, Inc. (the “Company”) entered into a non-binding term sheet with a Nasdaq listed life sciences company (“PubCo”) PubCo which contemplates a transaction in which the Company would assign its rights under the License Agreement with Melior Pharmaceuticals I, Inc. (“Melior”) relating to Melior’s MLR-1023 (tolimidone) product (the “Product”) to PubCo, in exchange for PubCo: (A) paying the Company up to $800,000 cash, comprised of $100,000 paid upon signing of the term sheet, $300,000 at the initial closing of the transaction and $400,000 upon PubCo closing a registered public offering of its securities, and (B) issuing Pubco securities of having a total value of $9 million to the Company’s secured noteholders who elect to participate in the transaction and such participating noteholders in turn releasing the Company of its obligations under its outstanding secured indebtedness held by such noteholders and related agreements entered into in connection therewith, which the Pubco securities would be issuable in four tranches upon (1) the closing of the transaction, (2) the closing of PubCo’s offering, (3) completion of a positive Phase II study for the Product, and (4) first commercial sale of the Product.

The parties are in the process of negotiating definitive agreements for the transaction, including ongoing discussions with certain of the Company’s noteholders, and the terms described above are subject to such negotiations and any resulting definitive agreement or agreements that may result. However, no assurance can be given that a definitive agreement will be reached, that the transaction will close, or that all or a significant portion of the Company’s outstanding noteholders, which as of June 30, 2023 totaled $11,231,000 in outstanding indebtedness, will participate in the transaction.

Item 9.01 Exhibits.

Exhibit No.	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adhera Therapeutics, Inc.

Date: October 12, 2023
	By:	/s/ Zahed Subhan
	Name:	Zahed Subhan
	Title:	Chief Executive Officer